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Exhibit 99.2

                              MICROS SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2002
              (Unaudited - in thousands, except per share amounts)

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
        ASSETS
        Current assets:
             Cash and cash equivalents                                        $61,412
             Accounts receivable, net                                          92,051
             Inventories, net                                                  32,368
             Deferred income taxes                                              6,999
             Prepaid expenses and other current assets                         13,874
                                                                               ------
                 Total current assets                                         206,704

        Property, plant and equipment, net                                     21,188
        Deferred income taxes, non-current                                     20,270
        Goodwill and intangible assets, net                                    31,945
        Purchased and internally developed software costs, net                 29,872
        Other assets                                                            4,100
                                                                                -----
        Total assets                                                         $314,079
                                                                             ========


        LIABILITIES AND SHAREHOLDERS' EQUITY
        Current liabilities:
             Bank lines of credit                                             $18,466
             Current portion of capital lease obligations                         150
             Accounts payable                                                  24,007
             Accrued expenses and other current liabilities                    34,616
             Income taxes payable                                               3,413
             Deferred income taxes                                                576
             Deferred service revenue                                          40,158
                                                                               ------
                  Total current liabilities                                   121,386

        Capital lease obligations, net of current portion                         280
        Deferred income taxes, non-current                                      9,931
        Other non-current liabilities                                           1,284
        Commitments and contingencies
        Minority interests                                                      2,287

        Shareholders' equity:
             Common stock                                                         436
             Capital in excess of par                                          55,176
             Retained earnings                                                133,294
             Accumulated other comprehensive loss                             (9,995)
                                                                              -------
                  Total shareholders' equity                                  178,911
                                                                              -------

        Total liabilities and shareholders' equity                           $314,079
                                                                             ========
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